UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Access Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held October 20, 2006

To our Stockholders:

The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of American Access Technologies, Inc. (the “Company”) will be held at 10:00 a.m. on October 20, 2006 at 6670 Spring Lake Road, Keystone Heights, Florida 32656 for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	To elect seven directors;

(2)	To ratify the selection of the Company’s independent auditor for the fiscal year ending December 31, 2006;

(3)	To amend the Articles of Incorporation to increase authorized shares of common stock;

(4)	To amend Article XII of the By-laws; and

(5)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on August 29, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By Order of the Board of Directors

September 6, 2006
Joseph F. McGuire
Secretary

Please vote immediately. Stockholders whose shares are held in a brokerage account will be able to vote by Internet or telephone if such voting information is provided on the enclosed proxy card. All other stockholders should sign, date and return the proxy card. No postage is required if mailed in the United States.

Voting now will avoid the expense of a further solicitation.

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 20, 2006

This Proxy Statement is furnished to the holders of Common Stock (the “Common Stock”) of American Access Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 20, 2006, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about September 25, 2006 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposals No. 2, 3 and 4.

Record Date and Voting Rights

Only stockholders of record at the close of business on August 29, 2006 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On August 29, 2006, there were 7,577,782 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

Beneficial Ownership of Capital Stock

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 29, 2006 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	Shares Beneficially Owned (1)
Name and Address	Common Stock	Percentage
Erik Wiisanen 6670 Spring Lake Road Keystone Heights, Florida 32656	1,079,517	12.70%
Joseph F. McGuire 6670 Spring Lake Road Keystone Heights, Florida 32656	835,166	10.11%
John E. Presley 6670 Spring Lake Road Keystone Heights, Florida 32656	688,601	8.49%
Lamar Nash	245,000	3.13%
Kenneth M. Cornell	150,000	1.94%
Timothy C. Adams	118,500	1.54%
Howard W. Kelley	81,100	1.06%
Clark Schaffer	50,000	*
All directors and officers as a group (8 persons)	3,247,884	31.34%

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes shares that can be acquired by each person by exercise of outstanding options or warrants within 60 days from August 29 , 2006. The following sets forth the number of shares deemed to be beneficially owned which are the subject of such options and warrants.

Erik Wiisanen – 920,000 shares, Joseph F. McGuire- 685,000 shares, John E. Presley—535,000 shares, Lamar Nash—245,000 shares, Kenneth M. Cornell—150,000 shares, Timothy C. Adams – 118,500 shares, Howard W. Kelley—80,500 shares, Clark Schaffer – 50,000 and all directors and officers as a group -2,784,000 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven (7) directors will be elected at the 2006 Annual Meeting to hold office until the 2007 annual meeting and until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven nominees named below.

Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Corporate Governance and Nominating Committee of the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the seven nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Directors and Nominees of the Board of Directors

The following sets forth certain information about the nominees of the Board of Directors for election of directors at the Annual Meeting. Each of the nominees has been recommended for election by the Corporate Governance and Nominating Committee. Nominees Kelley, McGuire, Wiisanen, Nash, Cornell and Schaffer currently serve as directors. Nominee Timothy C. Adams, who was appointed as our President and Chief Operating Officer on September 1, 2006, has not previously served as a director and was nominated to replace John E. Presley, who has served as a director since 1998.

HOWARD W. KELLEY, age 64, was appointed Chairman of the Board on May 5, 2006. He became a member of the Board of Directors and its Corporate Governance and Nominating Committee and the Audit Committee in May 2005. Mr. Kelley is President of Jacksonville-based Sally Corporation, one of the oldest and largest designers and fabricators of animation robotics and dark rides used internationally in theme parks, museums, and attractions. Sally Corporation has affiliates in Australia, the United Kingdom, Spain, Japan, Korea, India, and the United Arab Emirates. Before joining Sally in 1985, Mr. Kelley spent over 25 years in broadcasting, including ten years in television management as a news director and later as Vice President and General Manager of Channel 12 WTLV, the NBC affiliate in Jacksonville, FL. Prior to this executive position he was a reporter, assignment editor, news producer and anchor, and has won a number of awards for broadcast journalism. Mr. Kelley is currently a member of the board of Environmental Tectonics Corporation (AMEX: ETC), a Philadelphia-based international engineering and manufacturer of aero-medical, safety training simulation, sterilizers and hyperbaric chambers. A Jacksonville native, Mr. Kelley received his undergraduate degree in broadcasting from the University of Florida. He is a PMD graduate of the Harvard Business School and the Japanese International School of Business Studies.

TIMOTHY C. ADAMS, age 55, was named President and Chief Operating Officer effective September 1, 2006. He joined the Company as Vice President - Sales and Marketing effective January 1, 2005. He was responsible for directing sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of the Company. He brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access. From 1991 to 2004 he was with Metcam, Inc., where he was director of sales. Prior to Metcam, he spent over three years at Belcan Corporation and over three years at Canron Industries, Inc. Prior to that, he was involved in product development and in manufacturing. He earned an M.B.A. from Xavier University and received his Bachelor of Science degree in industrial engineering from Purdue University.

JOSEPH F. MCGUIRE, age 48 was hired by the Company on June 4, 2000. The Board of Directors appointed him Chief Financial Officer and Director on June 29, 2000. He has extensive experience in numerous Wall Street investment vehicles and has been a Chief Financial Officer in that environment since 1989. He is a 1980 graduate of the University of Notre Dame. From 1998 until June 2000, he was Chief Financial Officer for Hirst Investment Management, Inc. From 1997 to 1998, CFO for MHR Fund Management; from 1995 to 1997, CFO for the Common Fund; from 1994 to 1995, CFO for Link Strategic Investors; and from 1989 to 1995, CFO for John Henry & Co., Inc. Prior to 1989, he held management positions with Dean Witter Reynolds, Paine Webber, Inc., and Price Waterhouse.

ERIK WIISANEN, age 62, was our Interim President and Chief Executive Officer from May 5, 2006, to September 1, 2006. He has been Vice President - Sales and Marketing of the Company’s Omega Metals division since 1981 and continues in that position. He was elected a Director in December 1999. He graduated from Cornell University in 1965. He worked in banking as a Vice President of Barnett Bank, until 1970 and was a representative for shipping interests until helping found the Company’s wholly-owned subsidiary, Omega Metals, in 1981. He was co-founder, President, and Chairman of the Board of Directors of a private kindergarten. Mr. Wiisanen is the brother-in-law of John E. Presley, a current director.

LAMAR NASH, age 60, became a member of the Board of Directors and the Audit Committee in January 2003. He is Chairman of the Compensation Committee. He was a member of our Advisory Board from November 2001 to December 2002. Mr. Nash has served as Vice President of Business Development for Barton Malow Company’s Southern Region since February 2004. The construction company, ranked in the top 50 of construction companies in the U.S., has annual revenues exceeding $1.2 billion. Mr. Nash is a former Vice President and Corporate Marketing Officer for the Haskell Co., a top 100 design-build general contracting firm. He is former chairman and current director of Florida First Capital Finance Corporation; past president of Florida Economic Development Council; and former staff director of theJacksonville, Florida Chamber of Commerce Committee of 100. He is a partner in FloridaResidential Housing Group, developers of extended stay hotels. In addition, Mr. Nash has co-owned a small business with annual sales of $5 million. He is a member of Georgia Economic Developers Association and Georgia Chamber of Commerce and a licensed real estate broker. He is a 1969 graduate of the University of Florida.

KENNETH M. CORNELL, age 37, became a member of the Board of Directors and Chairman of the Board’s Audit Committee in April 2004. He attended the University of Florida ‘s Fisher School of Accounting Master’s Program and graduated in 1991. Mr. Cornell founded CornellCFO in 1997. CornellCFO has assisted companies in the high technology arena with financing, strategic alliances, merger and acquisition, and various turnaround services since 1997. Mr. Cornell’s previous employment experience includes working in the audit division of Ernst & Young in Atlanta, Georgia from 1991 to 1996 where he serviced primarily small public and private entrepreneurial companies as well as some larger Fortune 500 companies. He served as the Chief Financial Officer of Log On America, a publicly held internet/telecommunications company from 1999 to 2002. While there, he was responsible for all internal and external financial reporting, due diligence reviews for various acquisitions, and establishment of internal controls and financial processes used to evaluate the various products and services offered by the company. Mr. Cornell holds his CPA license in Florida and is a member of the American Institute of Certified Public Accountants (“AICPA”). Since 2003, Mr. Cornell has practiced in Florida as a Realtor and currently holds his Brokers license.

CLARK SCHAFFER, age 49, became a member of the Board of Directors in August 2005. He attended the University of North Florida and graduated with a BBA in Accounting in 1982. Mr. Schaffer’s previous employment history includes two years of audit for Smoak, Davis, and Nixon, CPA’s in Jacksonville, Florida from 1982 to 1984. He followed that as a sole practitioner in St. Augustine from 1984 to 1997 where he served small to medium sized businesses. In 1997, Mr. Schaffer left public accounting to pursue financial positions in the private sector where he served as Controller for a privately held company and as Director of Finance, then CFO, of Balfour Beatty Rail, a division of a $5B multi-national public company until 2004. In 2004 he started Schaffer Consulting, Inc. providing CFO consulting services for small to medium companies. Mr. Schaffer has held his CPA license in the State of Florida since 1987.

Information about the Nominating Process

The Company’s Board of Directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The members of the Corporate Governance and Nominating Committee are Lamar Nash, Kenneth M. Cornell and Howard W. Kelley (Chairman). Our Board of Directors determined that Messrs. Nash, Cornell and Kelley are considered independent as defined in the listing standards of the NASDAQ Stock Market.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected should be directed to Mr. Howard W. Kelley, Chairman and Director, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. In addition, stockholders may nominate candidates for election as directors at any annual meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors at the meeting. For a stockholder’s nominee to be included in the Company’s Proxy Statement for such meeting the stockholder must give timely notice to the Company within the time period described below under “Stockholder Proposals.”

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills necessary for its Directors to possess:

•	Integrity

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill time commitment

•	Ability to work well with other Directors

•	Commitment to enhancing stockholder value

Identifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.

Director Attendance at the Annual Meeting

It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s incumbent directors attended the 2005 Annual Meeting.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. Any such communication will be distributed to each of the Company’s Directors. A communication addressed to any individual Director at the same address will be distributed only to that Director.

Board Committees

The Board of Directors of the Company has a standing Audit Committee and a Corporate Governance and Nominating Committee. The entire board sits as the Compensation Committee.

Audit Committee

The Board adopted its current Audit Committee Charter on May 27, 2004. The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent auditors; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent auditors; (iii) to receive and consider a report from the independent auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection, and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The Audit Committee met four times during the fiscal year ended December 31, 2005. Messrs. Cornell (Chairman), Nash, and McGuire were members of the Audit Committee until May 2005. In May 2005, Howard W. Kelley replaced Mr. McGuire on this Committee. In April 2006, Clark Schaffer was elected to this Committee. The Board has determined that Messrs. Cornell, Nash, Kelley and Schaffer are “independent” as defined in the listing standards of the NASDAQ Stock Market and that Mr. Cornell qualifies as an “audit committee financial expert” as defined in the regulations of the SEC.

Compensation Committee

The entire Board of Directors sits as the Compensation Committee. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to review and approve the terms of any employment contracts with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s stock options plans and grants all awards under the employees stock option plan. The compensation of the Chief Executive Officer and the other executive officers must be recommended to the Board by a majority of the independent directors.

Corporate Governance and Nominating Committee

Howard W. Kelley (Chairman), Lamar Nash and Kenneth M. Cornell constitute the Corporate Governance and Nominating Committee. The Board has determined that the members of the committee are “independent” as defined in the listing standards of the NASDAQ Stock Market. The primary functions of the Corporate Governance and Nominating Committee are to identify, evaluate and recommend nominees to serve as Directors and review corporate governance principles and practices and respond to regulatory initiatives and requirements. The Corporate Governance and Nominating Committee met twice in the fiscal year ended December 31, 2005. A copy of the Corporate Governance and Nominating Committee charter is available at http://www.aatk.com.

Attendance at Meetings

During the fiscal year ended December 31, 2005, the Board of Directors held two meetings and passed several resolutions by written consent. No member of the Board of Directors attended fewer than 75% of the meetings of the Board except John Presley, who did not attend the May 5, 2006 Board of Directors meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than 10% stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons, the Company believes, during the fiscal year ended December 31, 2005, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% stockholders were satisfied.

Director Compensation

Independent Directors are paid $500 for each meeting attended at our corporate headquarters and $250 for each telephonic meeting. The Company reimburses the Independent Directors for reasonable travel and lodging expenses associated with Board and committee meetings.

Under the 2004 Director Stock Option Plan, which was approved by the stockholders on July 23, 2004, following each annual stockholders meeting, Directors receive options to purchase 50,000 shares of the Company’s common stock. The chairman of each Board committee receives an additional 10,000 options and the members of each committee receive 5,000 options. All options are issued at 100% of the fair market value of the Company’s common stock on the date of the grant or a higher price if required by any provision of the Plan.

Certain Relationships and Related Transactions

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in NASDAQ Rule 4350(d)(2)(A).

PROPOSAL NO. 2.

TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR

THE YEAR ENDING DECEMBER 31, 2006

The Company is asking the stockholders to ratify the selection of the Audit Committee of Tedder, James, Worden & Associates, P.A. as the Company’s independent auditor for the fiscal year ending December 31, 2006.

In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection.

Representatives of Tedder, James, Worden & Associates, P.A. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. Tedder, James, Worden & Associates, P.A. was our independent audit for the fiscal year ended December 31, 2005.

Audit Fees

Fees billed for services provided by our independent auditors for 2005 and 2004 were as follows:

	2005	2004
Audit Fees (1)	$77,633	$69,609
Audit-Related Fees (2)	38,450	-0-
Tax Fees (3)	5,000	4,915
All Other Fees (4)	14,268	-0-

Total	$135,351	$74,524

(1)	Audit fees represent fees for professional services provided by the independent auditor in connection with the audit of our financial statements and review of our quarterly financial statements for the stated years.

(2)	Audit –related fees for the years indicated represent fees for professional services provided in connection with the restatement of the 2004 10-KSB.

(3)	Tax fees principally included tax advice, tax planning and tax return preparation.

(4)	Other fees represent fees for professional services provided in connection with the annual stockholders’ meeting, transition-related costs and review of various SEC filing documents.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting and voting on the proposal is required to ratify such selection. Abstentions and broker non-votes have no effect on the vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2006.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit services and all permitted non-audit services (including the fees and terms thereof) to be provided by the Company’s independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services (1) do not aggregate to more than five percent of total revenues paid by the Company to its accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

The Audit Committee pre-approved all of the fees described above.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

Change of Independent Auditor

On December 8, 2005, the Audit Committee dismissed Rachlin Cohen & Holtz LLP (“Rachlin”) as the Company’s independent registered public accounting firm.

The reports of Rachlin on the financial statements of the Company as of and for the years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle; except that their reports on the Company’s financial statements as of and for each of the years ended December 31, 2004 and 2003 were modified to include an emphasis paragraph that notes that the Company is subject to certain risks and other matters.

During the fiscal years ended December 31, 2004 and 2003 and through December 8, 2005, there were no disagreements with Rachlin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rachlin, would have caused Rachlin to make reference thereto in its report on the Company’s financial statements for such years.

As described under Item 3 of the Company’s Form 10 QSB for the quarter ended September 30, 2005 (filed on November 15, 2005), Item 3 of the Company’s Form 10 QSB for the quarter ended June 30, 2005 (filed on August 15, 2005) and Item 8A of the Company’s Form 10 KSB/A for the year ended December 31, 2004 (filed on August 15, 2005), Rachlin advised the Company and the Company disclosed that it had a material weakness resulting from a deficiency in internal controls over the valuation and reporting of inventory, which resulted in a restatement of the Company’s December 31, 2004 financial statements.

A letter from Rachlin to the SEC indicating its agreement with the above disclosures has been filed as Exhibit 16.1 to the Company’s current report on Form 8-K filed on December 14, 2005.

The Company engaged Tedder, James, Worden & Associates, P.A. on December 14, 2005 as its new independent registered public accounting firm for its fiscal year ended December 31, 2005. During the two most recent fiscal years and the subsequent interim period to December 14, 2005, the Company did not consult with Tedder, James, Worden & Associates, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

AUDIT COMMITTEE REPORT

The Audit Committee, as of March 6, 2006, has reviewed and discussed with the Company’s management and Tedder, James, Worden & Associates, P.A. the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-KSB for the Company’s 2005 fiscal year. The Audit Committee has also discussed with Tedder, James, Worden & Associates, P.A. the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Tedder, James, Worden & Associates, P.A. required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and has discussed with Tedder, James, Worden & Associates, P.A. its independence from the Company.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for its 2005 fiscal year for filing with the SEC.

Respectfully submitted,

Kenneth M. Cornell (Chairman)

Lamar Nash

Howard W. Kelley

Clark Schaffer

PROPOSAL NO. 3

TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED

SHARES OF COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to Article 3 of our Articles of Incorporation to increase the number of shares of Common Stock we are authorized to issue from 30,000,000 to 200,000,000 shares. The text of the first sentence of Article 3, as it is proposed to be amended, is as follows:

The total amount of capital stock which this Corporation has the authority to issue is as follows:

200,000,000 shares of common stock, $.001 par value per share; and

1,000,000 shares of Preferred Stock, $.001 par value per share.

The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment would not affect the rights of the holders of currently outstanding Common Stock. The holders of our Common Stock will not have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida. Stockholders will not have any dissenters’ or appraisal rights in connection with the amendment.

Our Articles of Incorporation presently authorizes us to issue 30,000,000 shares of Common Stock, $.001 par value per share, and 1,000,000 shares of Preferred Stock, $.001 par value per share. As of the record date for the Annual Meeting, August 29, 2006, 7,577,782 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. We have reserved 3,722,000 shares of our Common Stock for possible issuance upon the exercise of outstanding stock options issued in connection with equity compensation plans and 156,700 shares for possible issuance upon the exercise of Common Stock purchase warrants issued in connection with prior financing transactions. There are no other agreements or obligations to issue our Common Stock at the present time.

The purpose of the increase in authorized shares of Common Stock is to provide additional shares that could be issued for valid corporate purposes, such as:

•	Raising working capital,

•	Stock splits or stock dividends,

•	Acquisitions and mergers,

•	Recruiting employees and executives,

•	Employee benefit plans,

•	Establishing strategic relationships, and

•	Other proper business purposes.

The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock authorized at this time in order to alleviate the expense and delay of holding a special meeting of stockholders if and when the Board determines to issue additional shares of Common Stock beyond the current authorized shares. However, our stockholders will be required to approve certain issuances of our Common Stock under the provisions of the Florida Business Corporation Act and the governance requirements of The NASDAQ Stock Market or other stock market where our shares may be listed.

Although our Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to our best interests and that of our stockholders, future issuance of Common Stock could have adverse effects on current stockholders. Such issuances could have a dilutive effect on the voting power and equity interest of existing stockholders. The increase in the number of authorized shares of Common Stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company without the approval of the Board, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices. As of the date of this Proxy Statement, the Board is not aware of any such attempt or plan to obtain control of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the proposed amendment to our Articles of Incorporation. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 4.

TO AMEND ARTICLE XII OF THE BY-LAWS

The Board of Directors has proposed an amendment to Article XII of the By-laws of the Company which governs the manner in which the By-laws may be amended. Currently, Article XII provides that the By-laws may be amended or repealed by the affirmative vote of the holders of a majority of the shares of our stock entitled to vote at a stockholders meeting. The proposed amendment, if approved by the stockholders at the Annual Meeting, will allow the Board of Directors, in addition to the stockholders, to amend or repeal the Company’s By-laws. The Board of Directors believes that the proposed amendment will provide the Board with greater flexibility in governing its internal affairs.

Our By-laws provide rules and procedures for governing the Company, such as calling and noticing meetings of stockholders, quorum and voting requirements, voting and inspection procedures, number and term of directors, nomination procedures for election of persons to the board of directors, filling of vacancies on the board and the appointment of officers and officers’ duties. From time to time, it may be desirable, or even necessary, to add to or change By-law provisions to reflect changes in the corporation’s practices or to reflect changes in applicable law or the governance requirements of The NASDAQ Stock Market or such other stock exchange on which our shares may be listed. The Board of Directors believes that its ability to amend the By-laws without the necessity of waiting for the next annual meeting of stockholders or the delay and expense in calling a special meeting of stockholders will enhance the Board’s ability to manage the Company and more effectively deal with changed circumstances or requirements with which it may be presented.

Under the Florida Business Corporation Act (the “Act”), a board of directors may amend or repeal a corporation’s By-laws unless the corporation’s articles of incorporation or the Act reserves the power to amend the By-laws generally, or a particular By-law provision exclusively, to the stockholders; or the stockholders, in amending or repealing the By-laws generally, or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the By-laws or that By-law provision. The Act also provides that a corporation’s stockholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors.

Article XII of the Company’s By-laws currently reads as follows:

These by-laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice of the stockholders of that purpose.

If the stockholders approve the amendment proposed by the Board of Directors, Article XII will read as follows:

These by-laws may be repealed or amended, and new by-laws may be adopted by either the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any By-law adopted by the shareholders if the shareholders specifically provide that such By-law is not subject to amendment or repeal by the directors.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the proposed amendment to amend Article XII of the By-laws. Abstentions and broker non-votes will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF ARTICLE XII OF THE BY-LAWS.

EXECUTIVE OFFICERS

Our executive officers as of the Record Date are:

Name	Position
Timothy C. Adams	President and Chief Operating Officer
Joseph F. McGuire	Chief Financial Officer/Secretary/Treasurer
Erik Wiisanen	Vice President – Sales and Marketing, Omega Metals Division

Information about the business background of Messrs. Adams, McGuire and Wiisanen are set forth above under “Directors and Nominees of the Board of Directors.”

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to the Company’s Chief Executive Officer and the other executive officers of the Company and its subsidiaries who received compensation of $100,000 or more during the fiscal year ended December 31, 2005 (the “named executive officers”) as well as their compensation in 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
						Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($) (1)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)(2)	All LTIP Payouts ($)	Other Compen- sation ($)
John E. Presley, President,	2005	$175,000	—	—	—	155,000	—	—
Chief Executive Officer	2004	$175,000	—	—	—	190,000	—	—
	2003	$175,000	—	$111,980	—	130,000	—	—
Erik Wiisenen,	2005	$125,000	—	—	—	155,000	—	—
Vice President,	2004	$125,000	—	—	—	180,000	—	—
Omega Metals	2003	$125,000	—	$94,187	—	130,000	—	—
Joseph F. McGuire,	2005	$127,500	—	—	—	155,000	—	—
Chief Financial Officer	2004	$120,000	—	—	—	190,000	—	—
	2003	$120,000	$10,000	—	—	130,000	—	—

(1)	Represents cancellation of outstanding loans and accrued interest treated as compensation.

(2)	Represents options to acquire shares of common stock granted to such named executive officers.

Executive Employment Contracts

The named executive officers set forth in the Summary Compensation Table are “at will” employees and do not have written employment agreements. The compensation committee has established the current base annual salaries of the named executive officers as follows:

John E. Presley	$175,000
Erik Wiisanen	$125,000
Joseph F. McGuire	$127,500

Such employees may receive bonus payments if granted by the Compensation Committee. Such employees are also eligible to receive grants of stock or options under the 2004 Employee Stock Incentive Plan and as directors may receive options under the 2004 Director Stock Option Plan. Any grants under the 2004 Employee Stock Incentive Plan are set by the Compensation Committee. Grants under the 2004 Director Stock Option Plan are pursuant to a formula set forth in the plan. As employees, they are eligible to receive employee benefits generally available to all employees of the Company.

Change of Control Arrangements

The options and warrants granted by the Company have various vesting requirements, definitions, termination clauses and any options granted and then outstanding shall become immediately exercisable in full in the event the optionee’s employment with the Company is terminated by the Company subsequent to the consummation of a tender offer or exchange offer made by any “person” within the meaning of Section 14(d) of the 1934 Act or subsequent to a Change in Control, as defined. Options may terminate before their expiration dates if the optionee’s status as an employee, director or a consultant is terminated or upon the optionee’s death or disability.

Stock Options Granted in 2005

The following table sets forth the number of stock options granted to the executive officers named in the Summary Compensation Table in 2005.

Name	Number of Securities Underlying Options/SARs Granted		% of Total Options/SARs Granted Employees in Fiscal Yr. (3)	Exercise Price	Expiration Date
John E. Presley	55,000	(1)		$1.96	August 01, 2010
	100,000	(2)	17.11%	$1.96	August 24, 2010
Erik Wiisanen	55,000	(1)		$1.96	August 01, 2010
	100,000	(2)	17.11%	$1.96	August 24, 2010
Joseph F. McGuire	55,000	(1)		$1.96	August 01, 2010
	100,000	(2)	17.11%	$1.96	August 24, 2010

(1)	Options issued under the amended 2004 Director Stock Option Plan.

(2)	Options issued under the amended 2004 Employee Stock Option Plan.

(3)	Percentages are based on a total of 1,176,500 options granted to employees in 2005.

Option Exercises in 2005 and Year-End Values

The following table sets forth the number of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2005 and the value of unexercised in-the-money options held which represents the positive difference between the exercise price and the market price at fiscal year end. No such executive exercised any options during 2005. The closing stock price of the Company was $1.82 at December 31, 2005. There were no stock appreciation rights held or exercised by the named executive officers.

	Number of unexercised Options at December 31, 2005		Value of Unexercised in-the money Options at December 31, 2005
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
John E. Presley	1,461,019	-0-	$715,734	-0-
Erik Wiisanen	1,441,018	-0-	$703,533	-0-
Joseph F. McGuire	978,333	-0-	$510,733	-0-

Report of the Compensation Committee on 2005 Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of the Board of Directors and develops and oversees the Company’s executive compensation strategy. The Company’s executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company’s business objectives and enhancing stockholder value. The Compensation Committee reviews, on an ongoing basis, all aspects of executive compensation. In addition, the compensation of the Chief Executive Officer and the other executive officers must be recommended to the Board by a majority of the independent directors.

The Compensation Committee has submitted the following report on executive compensation for the fiscal year ended December 31, 2005.

The Compensation Committee’s executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

•	Reinforce the importance of management’s focus on enhancing stockholder value;

•	Ensure alignment of management’s compensation with the annual and long-term performance of the Company;

•	Reward exceptional performance by means of competitive compensation opportunities; and

•	Enable the Company to attract and retain a highly qualified management team.

The three key elements of the Company’s compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options and incentives.

STOCKHOLDER PROPOSALS

The Company anticipates that it will hold its 2007 Annual Meeting of Stockholders in July 2007. Any stockholder desiring to submit a proposal for action at the 2007Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than February 6, 2007 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB

The Company’s financial statements for the year ended December 31, 2005 are included in the Company’s Annual Report to Stockholders for the year ended December 31, 2005, which is being mailed to the Company’s stockholders with this Proxy Statement. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and any exhibit included in the Form 10-KSB, without charge, by requesting it in writing from Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., at 6670 Spring Lake Road, Keystone Heights, Florida 32656.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

September 6, 2006

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Timothy C. Adams and Joseph F. McGuire as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of American Access Technologies, Inc. held of record by the undersigned on August 29, 2006 at the Annual Meeting of Stockholders to be held on October 20, 2006, or any adjournment or postponement thereof.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

For all nominees listed below: /            /

Withhold authority to vote all nominees listed below: /            /

INSTRUCTION:

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Howard W. Kelley	Timothy C. Adams	Joseph F. McGuire	Erik Wiisanen

Lamar Nash	Kenneth M. Cornell	Clark Schaffer

PROPOSAL NO. 2. TO RATIFY THE SELECTION OF THE COMPANY’S INDEPENDENT AUDITOR FOR

THE YEAR ENDING DECEMBER 31, 2006

For / /	Against / /	Abstain / /

PROPOSAL NO. 3. TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE

AUTHORIZED SHARES OF COMMON STOCK

For / /	Against / /	Abstain / /

PROPOSAL NO. 4. TO AMEND ARTICLE XII OF THE BY-LAWS

For / /	Against / /	Abstain / /

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR Proposals 2, 3 and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2006

(signature)	(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.